Exhibit 21

Carmike Cinemas, Inc.

List of Subsidiaries

Subsidiary	State of Incorporation	% Owned
Eastwynn Theatres, Inc.	Alabama	100%
George G. Kerasotes Corporation	Delaware	100%
GKC Indiana Theatres, Inc.	Indiana	100%
GKC Michigan Theatres, Inc.	Delaware	100%
GKC Theatres, Inc.	Delaware	100%
Military Services, Inc.	Delaware	100%
Carmike Reviews Holdings, LLC	Delaware	100%
Carmike Motion Pictures Birmingham, LLC	Delaware	100%
Carmike Motion Pictures Birmingham II, LLC	Delaware	100%
Carmike Motion Pictures Birmingham III, LLC	Delaware	100%
Carmike Motion Pictures Chattanooga, LLC	Delaware	100%
Carmike Motion Pictures Daphne, LLC	Delaware	100%
Carmike Motion Pictures Pensacola, LLC	Delaware	100%
Carmike Motion Pictures Pensacola II, LLC	Delaware	100%
Carmike Motion Pictures Indianapolis, LLC	Delaware	100%
Carmike Motion Pictures Huntsville, LLC	Delaware	100%
Carmike Motion Pictures Fort Wayne, LLC	Delaware	100%
Carmike Motion Pictures Melbourne, LLC	Delaware	100%
Carmike Motion Pictures Peoria, LLC	Delaware	100%
Carmike Motion Pictures Port St. Lucie, LLC	Delaware	100%
Carmike Motion Pictures Orange Beach, LLC	Delaware	100%
Carmike Motion Pictures Allentown, LLC	Delaware	100%
Carmike Houston LP, LLC	Delaware	100%
Carmike Houston GP, LLC	Delaware	100%
Carmike Motion Pictures Houston, LP	Delaware	100%
Carmike Giftco, Inc.	Florida	100%